UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Chesterfield Parkway
Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:  (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 11, 2011, Liberty Property Trust (the “Trust”) held its 2011 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on (1) the election of seven trustees, (2) a non-binding, advisory vote regarding the compensation of the Trust’s named executive officers, (3) a non-binding, advisory vote regarding the frequency of the voting on the compensation of the Trust’s named executive officers and (4) the ratification of the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2011.  The voting results on these proposals were as follows:

Proposal 1.  Election of seven trustees to hold office until 2012

Nominee	Votes For	Withheld	Broker Non-Votes
Frederick F. Buchholz	88,172,080	9,166,372	5,913,919
Thomas C. DeLoach, Jr.	95,222,244	2,116,209	5,913,919
Katherine Elizabeth Dietze	96,791,061	547,391	5,913,919
Daniel P. Garton	93,080,559	4,257,893	5,913,919
M. Leanne Lachman	95,146,238	2,192,214	5,913,919
Stephen B. Siegel	88,442,460	8,895,992	5,913,919
Stephen D. Steinour	94,908,310	2,430,142	5,913,919

Proposal 2.  Non-binding, advisory vote regarding the compensation of the Trust’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,125,878	4,116,725	95,850	5,913,919

Proposal 3.  Non-binding, advisory vote regarding the frequency of the voting on the compensation of the Trust’s named executive officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
84,427,721	436,492	12,398,086	76,154	5,913,919

Proposal 4.  Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,857,011	319,622	75,738	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

	By:	/s/ James J. Bowes
		Name:	James J. Bowes
		Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

	By:	Liberty Property Trust, its sole
General Partner

	By:	/s/ James J. Bowes
		Name:	James J. Bowes
		Title:	Secretary and General Counsel

Dated: May 13, 2011